Exhibit 23.2 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Financial Bancorp, Inc., of our reports dated March 9, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting of United Financial Bancorp, Inc. and subsidiaries, which reports appear in the Annual Report on Form 10-K of United Financial Bancorp, Inc. for the year ended December 31, 2014. /s/ Wolf & Company, P.C. Boston, Massachusetts November 12, 2015